MANAGEMENT AGREEMENT

                                     Between

                            INTEGRAMED AMERICA, INC.

                                       And

                          MPD MEDICAL ASSOCIATES, P.C.


         THIS MANAGEMENT AGREEMENT is dated as of July 1, 1999, by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("Management Company") and MPD Medical Associates, P.C., a New York professional services corporation, with its principal place of business at 200 Old Country Road, Mineola, New York 11501 ("PC").

                                    RECITALS

         PC is a medical practice specializing in gynecology and the treatment of infertility, including the utilization of in vitro fertilization and assisted reproductive technology services (all such medical services are collectively referred to herein as "Infertility Services").

         Management Company is in the business of owning certain assets and providing billing and collection, and management and administrative services to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff (collectively, "Management Services") in order to assist such medical practices in the business aspects of the practice of their discipline.

         PC and Management Company entered into a management agreement dated as of June 2, 1997, as amended by agreement dated as of January 1, 1998 (collectively the "Former Agreements") pursuant to which Management Company, agreed to provide, among other things, Management Services.

         PC wishes to continue engaging Management Company to provide the Management Services and Management Company desires to provide such Management Services upon the terms and conditions herein set forth. PC and Management Company have determined the fair market value for the full complement of Management Services rendered by Management Company and have determined and agreed to a management fee that will allow PC and Management Company to establish a relationship permitting each party to this agreement to devote its skills and expertise to the appropriate responsibilities and functions.




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         PC and  Management  Company  desire to amend and  restate the terms and conditions of the Former Agreements.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, PC and Management Company agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

                  1.1.1 "Assets" shall mean those fixed assets utilized in connection with the operation of PC's medical practice.

                  1.1.2 "Adjustments" shall mean adjustments for refunds, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by Management Company and PC.

                  1.1.3 "Collections" shall mean the aggregate, over a six (6) month period, of all Physician and Other Professional Collections.

                  1.1.4 "Cost of Services" shall mean all ordinary and necessary expenses of PC and all direct ordinary and necessary operating expenses of Management Company, without mark-up, incurred in connection with billing, collection, management and administrative services provided by Management Company in the management of PC's medical practice, as more specifically defined in Section 2.1.

                  1.1.5 "Facilities" shall mean the medical office and clinical space of PC, including the Mineola and Suffolk Facilities, as defined in Section 3.2 and any satellite locations, related businesses and all medical group business operations of PC, which are utilized by PC in its medical practice.

                  1.1.6 "Fiscal Year" shall mean the 12 month period beginning January 1 and ending December 31 of each year.

                  1.1.7 "Infertility Services" shall mean medical care in gynecology and the treatment of human infertility, including but not limited to, the provision of in vitro fertilization and other assisted reproductive services provided by PC or any Physician Employee and Other Professional Employee.



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                  1.1.8  "Management Fee" shall mean an annual fee paid by PC to
         Management Company in an amount defined in 6.1.3 of this Agreement.

                  1.1.9 "Professional Employees" shall mean nurse anesthetists, physician assistants, nurses, nurse practitioners, psychologists, embryologists, tissue bank and laboratory personnel and other such professional employees who may generate professional charges. Such Professional Employees shall be the employees, or independent contractors, as the case may be, of the PC.

                  1.1.10 "Physician Employees" shall mean those individuals who are employees or members of PC or are otherwise under contract with PC to provide professional services to PC patients and are duly licensed as physicians in the State of New York.

                  1.1.11 "Physician and Professional Collections" shall mean all fees and revenues actually collected each month by or on behalf of PC as a result of professional medical services personally furnished to patients by the PC and other fees or income collected by the PC in its capacity as a group of professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees and speaking fees.

                  1.1.12 "Other Employees" shall mean any employee who is not a Professional Employee or Physician Employee. Each Other Employee shall be an Management Company employee, unless such employee cannot be employed by Management Company, in which event such employee shall be employed by PC.


                                    ARTICLE 2

                       COST OF SERVICES AND MANAGEMENT FEE

         2.1 "Cost of Services" (as defined in Section 1.1.4) includes without limitation, the following costs and expenses, whether incurred by Management Company or PC:

                  2.1.1 Salaries, fringe benefits and direct costs of all Other Employees of Management Company working directly in the management, operation or administration of the practice and all salaries, and fringe benefits of all PC employees (including, without limitation, Professional Employees but excluding Physician Employees) providing services at PC, along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel;

                  2.1.2 Expenses incurred in the recruitment of additional physicians for PC, including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of Management Company personnel in connection with such recruitment effort;


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                  2.1.3 Direct marketing expenses of PC, such as direct costs of printing marketing materials prepared by Management Company;

                  2.1.4 Any sales and use taxes assessed against PC related to the operation of PC's medical practice;

                  2.1.5  Lease  payments,   depreciation   expense   (determined
according to GAAP), taxes and interest directly relating to the Facilities and equipment, and other expenses of the Facilities described in Section 3.2 below;

                  2.1.6 Legal fees paid by Management Company or PC to outside counsel in connection with matters specific to the operation of PC such as regulatory approvals required as a result of the parties entering into this Agreement; provided however, legal fees incurred by the parties hereto as a result of a dispute between the parties shall not be considered a Cost of Services.

                  2.1.7    Fringe benefits provided to Physician Employees;

                  2.1.8 All insurance necessary to operate PC including fire, theft, general liability and malpractice insurance for Physician-Employees of the PC;

                  2.1.9 Professional licensure fees and board certification fees of Physician Employees and Professional Employees rendering Infertility Services on behalf of PC;

                  2.1.10 Membership in professional associations and continuing professional education for Physician Employees and Professional Employees;

                  2.1.11 The direct costs in maintaining a Quality Assurance Program described in Section 3.7 herein;

                  2.1.12 Cost of filing fictitious name permits pursuant to this Agreement;

                  2.1.13 The cost of medical supplies, including but not limited to drugs, pharmaceuticals, products, substances, items, laboratory supplies, office supplies, inventory and utilities; and

                  2.1.14 Such other costs and expenses directly incurred by Management Company or PC necessary for the management or operation of PC.

         2.2 Notwithstanding anything to the contrary contained herein, Cost of Services shall not include costs of the following:

                  2.2.1 Costs or expenses not included in the annual budget prepared by Management Company pursuant to Section 3.4 herein, unless approved by the Joint Practice Management Board;



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                  2.2.2    The Management Fee;

                  2.2.3   Any   proportion   of   Management   Company's   costs
attributable to its operation of its corporate offices or payment of its officers or employees who work out of its corporate offices;

                  2.2.4 Any federal or state income taxes of Management Company other than as provided above.

         2.3 The "Management Fee" shall cover and include all indirect costs of Management Company including legal, accounting, financial, marketing, management and administrative assistance provided by Management Company's corporate and regional staff.

                                    ARTICLE 3

                DUTIES AND RESPONSIBILITIES OF MANAGEMENT COMPANY

         3.1      MANAGEMENT SERVICES AND ADMINISTRATION.

                  3.1.1 PC hereby appoints Management Company as PC's sole and exclusive manager and administrator of all of its day-to-day business functions and grants Management Company all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement. PC and only PC will perform the medical functions of its practice. Management Company will have no authority, directly or indirectly, to perform, and will not perform, any medical function. Management Company may, however, advise PC as to the relationship between its performance of medical functions and the overall administrative and business functioning of its practice.

                  3.1.2 Management Company shall, on behalf of PC, bill patients and collect professional fees for Infertility Services rendered by PC at the Facilities, outside the Facilities for PC's hospitalized patients, and for all other Infertility Services rendered by any Physician Employee or Professional Employee. PC hereby appoints Management Company for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in PC's name and on its behalf; (ii) to collect accounts receivable resulting from such billing in PC's name and on its behalf; (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third- party payors; (iv) to take possession of and endorse in the name of PC (and/or in the name of any Physician Employee or Other Professional Employee rendering Infertility Services to patients of PC) any notes, checks, money orders, and other instruments received in payment of accounts receivable; and (v) with the consent of the PC, not to be unreasonably withheld, to initiate the institution of legal proceedings in the name of PC to collect any accounts and monies owed to PC, to enforce the rights of PC as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.


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
                  3.1.3 Management Company shall supervise and maintain (on behalf of PC) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of PC and shall be located at the Facilities and be readily accessible for patient care. Management Company's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. Management Company shall have access to such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. PC shall have unrestricted access to all of its records at all times.

                  3.1.4 Management Company shall supply to PC all reasonably necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services, and any other necessary or appropriate administrative services reasonably necessary for the operation of PC's medical practice at the Facilities.

                  3.1.5 Should PC so direct, Management Company shall design and implement a marketing and public relations program on behalf of PC, with appropriate emphasis on public awareness of the availability of Infertility Services from PC, designed to achieve objectives defined by PC. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. PC shall approve all advertising and marketing materials prior to use.

                  3.1.6 Management Company shall assist PC in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, PC shall interview and make the ultimate decision as to the suitability of any physician to become associated with PC. All physicians recruited by Management Company and accepted by PC shall be employees of or independent contractors to PC.

                  3.1.7 Management Company shall negotiate, but shall not enter into, and shall administer all managed care contracts on behalf of PC and shall consult with PC on all administrative matters relating thereto. The establishment, or continuation, of all managed contracts between the PC or any of its Physician Employees and any managed care entity or organization, shall be based on their financial terms and shall only be with the mutual consent of the PC and Management Company.

                  3.1.8 Management Company shall, upon direction of PC, arrange for legal and accounting services as may be reasonably required in the ordinary course of the PC's operation, including the cost of enforcing any physician contract containing restrictive covenants; provided, however, that Management Company shall have no authority to arrange for any legal or accounting services to the extent that the interests of Management Company and the PC in the matter in question shall be adverse nor shall Management Company have any obligation to make any Advance, as such term is used in Section 6.2, for such services. Nothing contained herein is intended to authorize Management Company to settle any claim made by or against PC.


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                  3.1.9  Management  Company shall,  upon the request of the PC, negotiate for and cause premiums to be paid with respect to the insurance provided for in Article 10.

                  3.1.10 Management Company shall, take such other reasonable actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operation of PC's medical practice at the Facilities.

                  3.1.11 Management Company shall, pay Cost of Services in the ordinary course of PC's medical practice, it being understood that Management Company shall make such payments in the first instance, from Physicians and Other Collections, after deduction of Management Fees, and, if necessary, by Advances as contemplated by Section 6.3 hereof.

                  3.1.12 If, at the end of any quarter, after the payment of all Service Fees and draws of the Physician Shareholders, there shall be profits to the PC, Management Company shall, at the direction of the PC, make any distributions of such profits as requested by the PC, provided that such distributions leave a reasonable reserve towards the next quarter's Service Fees.

         3.2      FACILITIES.

                  3.2.1 Facilities.  Management Company shall provide the office space and facilities necessary for the operation of PC's medical practice in Mineola ["Mineola Facilities"] and Suffolk County [Suffolk Facilities'] [the Mineola Facilities and Suffolk Facilities are collectively referred to herein as the "Facilities"], as set forth in Exhibit 3.2 hereto, including but not limited to, the use of the Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Facilities' physical operations. Management Company shall provide for the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein. Management Company shall consult with PC regarding the condition, use and needs for the Facilities, equipment, services and improvements thereto. The "build-out" costs for the Suffolk Facilities of approximately One Hundred Thousand Dollars ($100,000.00) shall be amortized over a ten (10) year period from completion of the Suffolk Facilities for occupancy ("Construction Investment").

                  3.2.2 Upon the mutual agreement of the parties, Management Company and the PC shall establish such other sites for the operation of the practice of the PC and, in the absence of a formal written agreement governing the establishment thereof, all costs shall be added to the Management Company Construction Investment and Management Company and the PC shall assume all of the obligations, as to such sites as each has with respect to the Facilities.


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         3.3      EXECUTIVE DIRECTOR AND OTHER PERSONNEL.

                  3.3.1 EXECUTIVE DIRECTOR. Management Company will hire an Executive Director, subject to the approval of the Joint Practice Management Board, to manage and administer all of the day-to-day business functions of the Facilities. The Executive Director, subject to the terms of this Agreement, shall implement the policies agreed upon by the Joint Practice Management Board and will perform the administrative duties assigned by Management Company.

                  3.3.2  PERSONNEL.  Management  Company shall provide all Other
Employees, who shall include non-professional support personnel and administrative personnel, clerical, secretarial, bookkeeping, billing and collection personnel reasonably necessary for the operation of PC at the Facilities. Such personnel shall be under the direction, supervision and control of Management Company. If PC is dissatisfied with the services of any Other Employee, PC shall consult with Management Company, and Management Company shall in good faith determine whether the employment of that employee warrants termination. Management Company's obligations to utilize nonprofessional personnel shall be governed by the overriding principle and goal of facilitating the PC's provision of high quality medical care and laboratory services. Management Company shall make every effort, consistent with sound business practices, to honor the specific requests of PC with regard to the assignment of Management Company's employees, including the Executive Director.

         3.4 FINANCIAL PLANNING AND GOALS. Management Company shall prepare, for the approval of PC, annual capital and operating budgets reflecting the anticipated revenues and expenses, sources and uses of capital for growth of PC's practice and for the provision of Infertility Services at the Facilities. Management Company shall present the budgets to PC for its approval at least thirty (30) days prior to the commencement of the Fiscal Year. PC shall specify the targeted profit margin for PC's practice at the Facilities which shall be reflected in the overall budget, and Management Company shall manage the PC and use all reasonable efforts to attempt to reach such target. If the parties do not agree on the budget for any Fiscal Year, the budget for the preceding Fiscal Year shall serve as the budget until such time as the Budget is the subject of agreement. Management Company's ability to disapprove an item in the Budget shall be limited to its refusal to advance monies to the PC pursuant to Section
6.3 of this Agreement , and payments to Management Company of Service Fees, pursuant to Section 6.1 of this Agreement, shall have priority to the payment of any items to which Management Company makes objection.

         3.5 FINANCIAL STATEMENTS. Management Company shall prepare annual financial statements for operations of PC at the Facilities within ninety (90) days of the close of the Fiscal Year. Management Company shall prepare monthly financial statements containing a balance sheet and statement of operations, which shall be delivered to PC within thirty (30) days after the close of each calendar month.


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         3.6 INVENTORY AND SUPPLIES. Management Company shall order and purchase inventory and supplies, and such other materials which are requested by PC to enable PC to deliver Infertility Services in a cost-effective manner.

         3.7 LICENSES AND PERMITS Management Company shall, on behalf of and in the name of the PC, coordinate and assist the PC in its application for and efforts to obtain and maintain all federal state and local licenses, certifications and regulatory permits required for or in connection with the operation of the PC and equipment located at the Facilities, other than those relating to the practice of medicine or the administration of drugs by Physician Employees.

         3.8  QUALITY  IMPROVEMENT.   Management  Company  shall  assist  PC  in
fulfilling its obligations to maintain a Quality Improvement Program and in meeting the goals and standards of such program.


                                    ARTICLE 4

                        DUTIES AND RESPONSIBILITIES OF PC


         4.1 PROFESSIONAL SERVICES. PC shall provide to its patients medical treatment, including but not limited to, Infertility Services which can be covered by the Management Company insureds insurance program.

         4.2 MEDICAL PRACTICE. PC shall use and occupy the Facilities exclusively for the purpose of providing medical services. The medical practice conducted at the Facilities shall be conducted solely by physicians or Professional Employees employed by or serving as independent contractors to PC.

         4.3      DIRECTION OF PRACTICE

                  4.3.1 PC, as a continuing condition of Management Company's obligations under this Management Agreement, shall at all time during the Term be and remain legally organized and operated to provide Infertility Services in a manner consistent with state and federal laws.

                  4.3.2  PC   covenants   that  should  a  physician   become  a
         shareholder of the PC, that a condition precedent to the issuance of the shares shall be the ratification of this Management Agreement.


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                  4.3.3 PC covenants to use diligent  efforts to cooperate  with
         Management  Company in order to obtain necessary  licenses.  Management
         Company  shall  be  primarily   responsible   for  the   administrative
         responsibility of pursuing, in behalf of, and in the name of, the PC, any and all necessary licenses to operate the laboratory and tissue bank services existing on the date hereof at the Mineola Facility, and any licenses required at the Suffolk Facility or any other Facility in accordance with all applicable laws and regulations. PC agrees that the Medical Director(s) or Tissue Bank Director(s) shall be Physician Employees or Professional Employees of the PC and that should there be a vacancy in any such position, the PC will cause another Physician Employee or Professional Employee to fill such vacancy.

                  4.3.4 PC acknowledges that it bears all medical obligations to patients treated at the facilities and covenants that it is responsible for all tissue, specimens, embryos or biological material ["Biological Materials"] kept at the Facilities on behalf of the patients (or former patients) of the PC. In the event of a termination or dissolution of the PC, or the termination of this Management Agreement for any reason, the PC and its members shall have the obligation to account to patients and to arrange for the storage or disposal of such Biological Materials ["Relocation Program"]. Management Company, in such event, shall, at the request of the PC, assist in the administrative details of such a Relocation Program for so long as the PC shall request and the Management Fee shall be paid during that time. These obligations shall survive the termination of this Agreement.

                  4.3.5 PC covenants not to liquidate or dissolve as a Professional Corporation except on six months prior written notice to Management Company. In the event that any liquidation or dissolution of the PC occurs, for a reason other than the death or disability of all of the shareholders, Management Company's obligations under this Agreement shall cease.

         4.4 COLLECTION EFFORTS. PC covenants agrees that during the term of this Agreement it will use its diligent efforts to cause its Physician Employees and Professional Employees to execute such documents and take such steps reasonably necessary to assist billing and collecting for patient services rendered by PC and its Physician Employees and Professional Employees.


                                    Article 5

                        Joint Duties and Responsibilities

         5.1 FORMATION AND OPERATION OF JOINT PRACTICE MANAGEMENT BOARD. Management Company and PC will establish a joint practice management board ("Joint Practice Management Board") which will be responsible for developing management and administrative policies for the effectuation of this Agreement. The Joint Practice Management Board will consist of designated management representatives from Management Company, one or more PC owners, as determined by


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PC, such other PC  physicians,  as  appropriate  and  determined  by PC, and the
Executive Director. Management Company's role on the Joint Practice Management Board will be advisory, except in circumstances where matters for consideration involve Cost of Services items to be paid by Management Company or Advances by Management Company, in which event, Management Company shall be entitled to vote on such matters. For such matters requiring a formal vote, PC shall have one (1) vote and Management Company shall have one (1) vote. A tie vote will be the same as a vote against any matter or issue. The Management Company's negative vote shall mean only that the Management Company shall not advance money for such matters, by way of either payment of Costs of Services for such matters or through the making of Advances, and such negative vote shall not, in any manner, prevent PC from adopting or pursuing such matter.

         5.2 DUTIES AND RESPONSIBILITIES OF THE JOINT PRACTICE MANAGEMENT Board. The Joint Practice Management Board shall have, among others, the following duties and responsibilities:

                  5.2.1 ANNUAL BUDGETS AND PROFITABILITY. All annual capital and operation budgets prepared by Management Company shall be subject to the review, amendment, approval and disapproval of the Joint Practice Management Board. PC covenants and agrees to use its best efforts to assist the Joint Management Board in achieving the projected budgets, in place from time to time. PC and Management Company agree that, recognizing changes in circumstances, annual budgets and forecast are subject to revisions and, accordingly, they will cause the Joint Practice Management Board to modify the annual budgets, as needed, including without limitation, staff reductions, to ensure that PC operates in a profitable mode which means that PDE is positive on a monthly basis. Further, PC agrees that in the event PC incurs operational losses at any point during the term of this Agreement, nothing herein shall obligate Management Company to incur losses under this Agreement in order to sustain PC's operations.

                  5.2.2 CAPITAL IMPROVEMENTS AND EXPANSION. Except as otherwise provided herein, any renovation and expansion plans, and capital equipment expenditures with respect to PC shall be reviewed and approved by the Joint Practice Management Board and shall be based upon the best interests of PC, and shall take into account capital priorities, economic feasibility, physician support, productivity and then current market and regulatory conditions.

                  5.2.3 ADVERTISING BUDGET. All annual advertising and other marketing budgets prepared by Management Company shall be subject to the review, amendment, approval and disapproval of the Joint Practice Management Board.


                  5.2.4    EXECUTIVE DIRECTOR AND KEY PERSONNEL.

                  (a) The selection and retention of the Executive Director pursuant to Section 3.3.1 by Management Company shall be subject to the approval of the Joint Practice Management Board. If PC is dissatisfied with the services provided by the Executive Director, PC shall consult with Management Company who shall, in good faith, determine whether the performance of the Executive Director could be brought to acceptable levels through counsel and assistance, or whether the Executive Director should be terminated.

                  (b) Management Company shall follow the recommendations of the Joint Practice Management Board with respect to the hiring, terminating or relocating of key personnel at PC Facilities, provided such recommendations do not cause Management Company to violate any federal, state or local laws or regulations.


                                    ARTICLE 6

                             FINANCIAL ARRANGEMENTS

         6.1 SERVICE FEES. The compensation set forth in this Article 6 shall be paid to Management Company in consideration of the substantial commitment made and services to be rendered by Management Company hereunder and shall not be interpreted or applied as permitting Management Company to share in the fees of the PC. Prior to entering into this Agreement, the parties have computed the Cost of Services of the P.C. for the past full fiscal year and have projected the Costs of Services for the full calendar year of this agreement. The bases of the negotiated, fixed Management Fee, which the parties agree to represent the fair market value of services, supplies and facilities, include, but are not limited to, a combined figure of (1) reasonable market value of the equipment, contract analysis and support, support services, purchasing, personnel, Facilities, management, administration, other services and capital provided by Management Company; (2) value to be received monthly by PC as the result of Management Company's purchase of accounts receivable pursuant to 6.2 hereof; (3) The value of Management Company's Construction Investment; (4) the value of insurance coverages made available to PC through group rates available to Management Company; (5) the increased value to PC as the result of Management Company's access to better rates for supplies through bulk purchase; and (6) the ability of Management Company to manage the practice with greater profitability to PC. The negotiated compensation is intended to account for the nature, quantity and quality of services required, and financial risks assumed by Management Company under this Management Agreement. Management Company shall be paid the following amounts (collectively "Service Fees"):

                  6.1.1 An amount reflecting all Cost of Services (whether incurred by Management Company or PC) paid or recorded by Management Company from Management Company's own funds, pursuant to the terms of this Agreement; and

                  6.1.2 Repayment of any Advances or Discretionary Advances; and

                  6.1.3 Management Fee of $45,000 (Forty-Five Thousand Dollars) per month ("Monthly Management Fee").

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




         6.2 COLLECTIONS AND MANAGEMENT COMPANY PURCHASE OF ACCOUNTS RECEIVABLE. On or before the 20th business day of each month, Management Company shall reconcile the accounts receivable of the PC arising during the previous calendar month. Accounts receivable shall be defined as all receivable recorded each month (net of Adjustments) on the books of the PC ["Accounts Receivable"]. The adjustments made shall only reflect actual collection history of the PC and Management Company shall pay dollar-for-dollar on such Adjusted Accounts Receivable. Management Company shall transfer or pay such amount of funds to PC equal to the Accounts Receivable less Cost of Services and Basic Management Fee, the latter payment subject to Sections 3.1.12 and 3.1.13. Management Company shall, in addition, transfer such portion of the Service Fees necessary to pay such portion of the Cost of Services which are costs and expenses of the PC, as described in Section 2.1 hereof. PC shall cooperate with Management Company and execute all necessary document necessary to effect an assignment of such Accounts Receivable to Management Company or, at Management Company's option, to its lenders. All collections in respect of such Accounts Receivable shall be the property of Management Company and deposited in a bank account at a bank designated by Management Company. To the extent that the PC comes into possession of any payments which are in satisfaction or all, or any part, of such Accounts Receivable, the PC shall direct such payments to Management Company for deposit in bank accounts designated by Management Company.

         6.3 ADVANCES. Management Company agrees to advance funds to PC to meet Cost of Services, or provide working capital ["Advances"], although the purchase of Accounts Receivable and the Management Company Construction Investment shall not be constitute Advances. Management Company may, in its sole discretion, at the request of the PC, advance funds to fund mergers with other physicians or physician groups into PC ["Discretionary Advance(s)"]. All Advances and Discretionary Advances shall be made only with the mutual agreement of PC and Management Company.

                  6.3.1 Any Advances or Discretionary Advances made pursuant to this Management Agreement shall be a debt owed to Management Company by PC and shall have payment priority over any distribution to PC's Physician-Shareholder(s). Any Advance shall be repaid from any distribution to Physician-Shareholder(s) of PC either as a lump sum payment, within 60 days after the advance, or in installments as agreed to by Management Company.

                  6.3.2 Interest expense will be charged for Advances and Discretionary Advances and will be computed at the Prime Rate used by Management Company's primary bank, from time to time (the "Prime Rate"). Advances shall be evidenced by a security agreement, in the form of Exhibit 6.3.2, giving Management Company a collateral interest in all accounts receivable and distributions to PC's Shareholder(s).

         6.4 The Monthly Management Fee provided for in Section 6.1.3 shall be adjusted on the dates indicated below, and as adjusted, shall become the Monthly Management Fee for the applicable period:

                  6.4.1 For the Fiscal Year commencing January 1, 2000 the Monthly Management Fee shall be the greater of (i) $45,000 multipied by a fraction, the numerator of which shall be the Consumer Price Index[ (the "CPI" as hereinafter defined) for "All Items" shown on the "New York Metropolitan Area" (unadjusted for seasonal variation) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor ("Department of Labor") for the month of September 1999 and the denominator of which shall be the CPI for the month of September 1998. In the event that a substantial change is made by the Department of Labor in the method by which the CPI is established during the term of this Agreement, then the CPI shall be adjusted to the figure that would have resulted had no change occured in the manner of computing the CPI. If the CPI as defined herein is no longer published by the Department of Labor, a reliable governmental or nonpartisan publication evaluating the information theretofore used in detemining the CPI shall be used in lieu thereof], or (ii) $47,500.00 per month.

                  6.4.2 For the Fiscal Year commencing January 1, 2001, the Monthly Management Fee shall be the greater of (i) $45,000 multipied by a fraction, the numerator of which shall be the Consumer Price Index[ (the "CPI" as hereinafter defined) for "All Items" shown on the "New York Metropolitan Area" (unadjusted for seasonal variation) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor ("Department of Labor") for the month of September 2000 and the denominator of which shall be the CPI for the month of September 1998 or (ii) $50,000 per month.

                  6.4.3 For the Fiscal Year commencing January 1, 2002, the Monthly Management Fee shall be the greater of (i) $45,000 multipied by a fraction, the numerator of which shall be the Consumer Price Index[ (the "CPI" as hereinafter defined) for "All Items" shown on the "New York Metropolitan Area" (unadjusted for seasonal variation) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor ("Department of Labor") for the month of September 2001 and the denominator of which shall be the CPI for the month of September 1998 or (ii) $52,000 per month.

                  6.4.4 For the Fiscal Year commencing January 1, 2003, the Monthly Management Fee shall be the greater of (i) $45,000 multipied by a fraction, the numerator of which shall be the Consumer Price Index[ (the "CPI" as hereinafter defined) for "All Items" shown on the "New York Metropolitan Area" (unadjusted for seasonal variation) as promulgated by the Bureau of Labor Statistics of the United States

         Department of Labor ("Department of Labor") for the month of September 2002 and the denominator of which shall be the CPI for the month of September 1998 or (ii) $55,000 per month.

                  6.4.5 For the Fiscal Year commencing January 1, 2004, the Monthly Management Fee shall be the greater of (i) $45,000 multipied by a fraction, the numerator of which shall be the Consumer Price Index[ (the "CPI" as hereinafter defined) for "All Items" shown on the "New York Metropolitan Area" (unadjusted for seasonal variation) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor ("Department of Labor") for the month of September 2003 and the denominator of which shall be the CPI for the month of September 1998 or (ii) $57,500 per month.

                  6.4.6 For the Fiscal Year commencing January 1, 2005, the Monthly Management Fee shall be an amount that Management Company and PC shall have negotiated in advance of January 1, 2005. In the event Management Company and PC shall not have prior to January 1, 2005 agreed upon a Monthly Management Fee for the Fiscal Year commencing January 1, 2005, then the 2004 Monthly Management Fee in effect prior to January 1, 2005 shall continue in effect until such time as Management Company and PC shall agree upon a Monthly Management Fee for the Fiscal Year commencing January 1, 2005. For each Fiscal Year subsequent to January 1, 2005, Management Company and PC shall likewise negotiate a Monthly Management Fee. In the event Management Company and PC are unable to negotiate successfully a Monthly Management Fee for such subsequent Fiscal Years, then the Monthly Management Fee in effect prior to the commencement of any such Fiscal Year shall pertain until such time as Management Company and PC are able to negotiate successfully a Monthly Management Fee for the applicable Fiscal Year, which agreed upon Monthly Management Fee shall be retroactive to the commencement of such Fiscal Year.


                                    ARTICLE 7

                  EXCLUSIVE MANAGEMENT RIGHT, TERM AND RENEWAL

         7.1 PC grants to Management Company the exclusive right to manage PC during the term of this Agreement (the "Exclusive Management Right"). In consideration of the Exclusive Management Right, Management Company agrees as follows:

                  7.1.1 Management Company shall pay Dr. San Roman $100,000.00 (One Hundred Thousand Dollars) in cash within 30 days after Dr. San Roman and PC cause another physician to become a senior equity owner of PC on or before December 31, 1999 and completes three (3) months of practice at the PC ("Second Shareholder"). For purposes of this Agreement "senior equity owner" shall mean a physician owning not less than a twenty-six per cent (26%) interest in PC.

                  7.1.2 Management  Company shall pay Dr. San Roman  $100,000.00
         (One Hundred Thousand Dollars) in cash within 30 days after PC, Dr. San Roman and the Second Shareholder cause a third Physician-Shareholder to become a equity owner of PC with not less than a ten percent (10%) equity interest which 10% interest shall become not less than twenty (20%) within 36 months thereafter. In the event such Physician-Shareholder does not become at least a twenty percent (20%) equity owner within the 36 months, Dr. San Roman shall remit to Management Company, the amount paid pursuant to this Section, within 30 days after demand by Management Company.

         7.2 The term of this Agreement shall begin on July 1, 1999 and shall expire ten (10) years after such date unless earlier terminated pursuant to
Article 8 below. This Agreement may be renewed by either party, if within the period of 180 days prior to the date of expiration, one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject or modify the offer. If within 30 days the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice. In the event the offer is not accepted, the parties agree to negotiate, in good faith, a renewal of this Agreement.


                                    ARTICLE 8

                          TERMINATION OF THE AGREEMENT


         8.1 TERMINATION. This Agreement may be terminated by either party in the event of the following:

                  8.1.1 INSOLVENCY. If a receiver, liquidator or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within 90 days, or any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

                  8.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then either of the other parties may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30 day period, or, with respect to breaches that are not curable within such 30 day period, shall not have commenced to cure such breach within such 30 day period and thereafter shall not have cured the breach with the exercise of due diligence.

                  8.1.3 ILLEGALITY. Either party may terminate this Agreement immediately upon receipt of notification by any local, state or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party which contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that (i) the services provided by Management Company under this Agreement are unlawful, (ii) the practice of medicine by PC as contemplated by this Agreement is unlawful, or (ii) the services provided by Management Company requires a certificate of need; and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement. Notwithstanding this paragraph, the parties acknowledge that this Agreement serves the interests of both PC and Management Company and, specifically, affords PC the opportunity for growth, and self-direction, and provides access to essential capital and cash flow. For these reasons, PC agrees to make such amendments to this Agreement as are necessary to conform to the opinions, reviews and/or orders of regulatory and/or administrative agencies of the State of New York, such as to preserve the legality of this Agreement provided that such are not to the financial detriment of the PC.


                  8.1.4 TERMINATION UPON TWELVE MONTHS WRITTEN NOTICE. Either party may terminate this Agreement upon twelve (12) months prior written notice.

         8.2 TERMINATION BY MANAGEMENT COMPANY FOR PROFESSIONAL DISCIPLINARY ACTIONS. Management Company may terminate this Agreement upon 10 days prior written notice to PC if any PC shareholder's, having an equity ownership of 25% or more ("25% Shareholder"), authorization to practice medicine is suspended, revoked or not renewed, or if any other formal disciplinary action is taken against any 25% Shareholder which could reasonably lead to a suspension, revocation or non-renewal of a 25% Shareholder's license.

         8.3 TERMINATION BY MANAGEMENT COMPANY FOR FAILURE OF PC TO ADD ADDITIONAL PHYSICIANS. Management Company may terminate this Agreement upon 30 days prior written notice to PC if PC fails to increase the number of shareholders, pursuant to Section 7.1.2 by July 1, 2002.

                                    ARTICLE 9

                             RIGHTS UPON TERMINATION

         9.1 If this Agreement is terminated for any reason, other than illegality, or the insolvency or material breach by Management Company, then Management Company and the PC agree as follows:

                  9.1.1 PC shall purchase, and Management Company shall sell, any Assets at the net book value determined in accordance with generally accepted accounting principles consistently applied as to the date of termination. Should this Agreement terminate prior to October 1, 2002, then the PC shall pay to Management Company not only the unamortized portion of Management Company's Construction Investment, but interest on such amount, to be computed at the Prime Rate and retroactive to the date or dates of such Construction Investment.

                  9.1.2 PC shall assume all leases for offices and equipment used directly for the management and operation of the PC's business, both at the Mineola and Suffolk sites and any other sites existing as of the date of termination, or if assumption is not permitted, make all payments called for by such leases, to Management Company.

                  9.1.3 PC shall notify, within 30 days of the date of termination, all patients with Biological Materials in storage at the Facility, that Management Company will no longer provide management services and that the care and custody of such Biological Materials rests solely with the PC. The form of such notification shall be with the consent of Management Company (such consent not to be unreasonably withheld).

                  9.1.4 PC shall repay any indebtedness, owned to Management Company as the result of Advances, Discretionary Advances or Service Fees. In addition, any unamortized portions of the payments made to Dr. San Roman pursuant to Sections 7.1.1 and 7.1.2 shall be repaid by Dr. San Roman within 30 days of the date of termination. For purposes of an amortization of the payments pursuant to Sections 7.1.1 and 7.1.2, Management Company will amortize such payments over a three-year period.

                  9.1.5 The sale and purchase, assumptions and/or assignments contemplated by sections 9.1.1 and 9.1.2 shall be accomplished at a closing to be held within 60 days of the effective date of termination (or sooner shall the parties mutually agree) and any and all payments to IntegraMed shall be made, in equal monthly installments, over thirty-six months, payment to commence on the first day of the first full month following the termination date.

         9.2 If this Agreement terminates as the result of illegality, or the insolvency or material breach by Management Company, then PC and Management Company agree as follows:

                  9.2.1 PC shall have the option, but not the obligation, to purchase, and Management Company shall, upon the exercise of such option sell, any Assets at the net book value determined in accordance with generally accepted accounting principles consistently applied as to the date of termination.

                  9.2.2 PC shall have the option, but not the obligation, to assume all leases for offices and equipment used directly for the management and operation of the PC's business, both at the Mineola and Suffolk sites and any other sites existing as of the date of termination, or if assumption is not permitted, make all payments called for by such leases, to Management Company. Management Company agrees to assign its rights to such facilities should the PC exercise its option, or accept payments in lieu of assumption.

                  9.2.3 Management Company will notify, within 30 days of the date of termination, all patients with Biological Materials in storage at the Facility, that Management Company will no longer provide management services and that the care and custody of such Biological Materials rests solely with the PC. The form of such notification shall be with the consent of Management Company (such consent not to be unreasonably withheld).

                  9.2.4 The PC shall repay any indebtedness, owed to Management Company as the result of Advances, Discretionary Advances or Service Fees.

                  9.2.5 PC shall exercise its the options  provided in 9.2.1 and
         9.2.2, by written notice to Management Company within thirty (30) days of the effective date of termination. The sale and purchase, assumptions and/or assignments contemplated by sections 9.1.1 and 9.1.2 shall be accomplished at a closing to be held within 75 days of the effective date of termination (or sooner shall the parties mutually agree) and any and all payments to IntegraMed shall be made, in equal monthly installments, over twenty-four months, payment to commence on the first day of the first full month following the termination date.

         9.3 In the event of termination for any reason, the continuing obligations delineated in Article 11, and Sections 12.14, and 12.15 (and any subparts thereof) shall continue pursuant to their terms.

                                   ARTICLE 10

                                    INSURANCE

         10.1 Management Company shall use its best efforts to cause PC to be made an additional insured under Management Company's professional liability coverage; provided, however, conditions for being made an additional insured shall be (i) PC utilizing patient informed consent forms supplied by Management Company, provided such forms are consistent with law and any guidelines issued by the American Society of Reproductive Medicine and (ii) PC complying with requirements of Management Company's insurance company. Management Company shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify Management Company and PC against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for Management Company. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. Certificates of Insurance evidencing such policies and additional insured status shall be presented to PC within thirty (30) days after such coverage is effected. In the event Management Company is unable to cause PC to be made an additional insured under Management Company's professional liability coverage, PC shall carry professional liability insurance covering itself and its employees providing Infertility Services under this Agreement. Such coverage shall be in the minimum amount of $1 million per incident, $3 million in the aggregate.

         10.2 PC and Management Company shall provide written notice to the other at least thirty (30) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

         10.3 As part of PC's participation, in any manner, in an Management Company insurance program, and in an effort to assist Management Company in the maintenance of its owns insurance, PC agrees to the following obligations, which represent an effort to reduce risk and maintain a cost effective insurance program:

                  10.3.1 PC shall provide medical treatment, including Infertility Services in compliance at all times with ethical standards, laws and regulations applying to the practice of medicine in the State of New York. PC shall ensure that each Physician Employee, Other Professional Employee and any other professional provider associated with PC is duly licensed to provide the services being rendered within the scope of such provider's practice. In addition, PC shall require each Physician Employee during the term of this Agreement (1) to maintain a DEA number; (2) to maintain appropriate medical staff privileges as determined by PC and (3) to obtain board certification in Reproductive Endocrinology within five (5) years of a Physician Employee's completion of an accredited training program or, to have the equivalent training and experience at a foreign university and/or medical center. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician or other professional provider, PC shall immediately inform the Executive Director and provide the underlying facts and circumstances of such action.

                  10.3.2 PC shall retain that number of Physician Employees as are reasonably necessary and appropriate for the provision of Infertility Services. However, PC shall hire Physicians ["Incoming Physician"] only (1) with the consent, not to be unreasonably withheld, of Management Company, and upon notice and investigation of the insurer.

                  10.3.3 Each Physician Employee shall hold and maintain a valid and unrestricted license to practice medicine in New York, and shall be competent in the practice of obstetrics and gynecology, including the subspecialty of infertility and assisted reproductive medicine.

                  10.3.4 PC shall insure that Physician Employees and Professional Employees provide patient care and clinical backup as required to insure the proper provision of services to patients of the PC at the Mineola and Suffolk Facilities, and/or such other locations as shall be mutually agreed to by PC and Management Company. PC shall insure that its Physician Employees and Professional Employees devote substantially all of their professional time, effort and ability to PC's practice, including the provision of Infertility Services and the development of such practice.

                  10.3.5 In the Event of any Relocation Program, as described in section 4.3.4, such shall be conducted by the PC in accordance with patient consent and the ethical guidelines of the American Society of Reproductive Medicine.

                  10.3.6 PC shall undertake and use its best efforts to locate physicians who, in PC's judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with PC for the purpose of providing Infertility Services.

                  10.3.7 PC covenants for itself and will use diligent efforts to cause its Physician Employees and Professional Employees to comply with reasonable personnel policies and guidelines developed for the practice of the PC by Management Company, which shall include administrative protocols and policies designed to insure that the work sites complies with all applicable laws and regulations, federal and state.

                  10.3.8 PC shall require its Physician Employees and Professional Employees to participate in such continuing medical education as PC deems to be reasonably necessary for such physicians or Professional Employees to remain current in the provision of Infertility Services.

                  10.3.9 PC shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Employees and Other Professional Employees are insurable and participating in an on-going risk management program. PC shall cause its Physician Employees and Professional Employees to cooperate in any risk management program created and/or operated by Management Company.


                                   ARTICLE 11

                      NON-SOLICITATION AND NON-COMPETITION

         11.1 The PC recognizes and acknowledges that Management Company will incur substantial costs in providing the equipment, support services, personnel, management, administration and other services that are the subject of this Agreement. The parties also recognize that the services to be provided by Management Company will be feasible only if the PC operates an active practice to which the Employee-Physicians devote their full professional time and attention. PC agrees that the non-competition and non-solicitation covenants described hereunder are necessary for the protection of Management Company, and that Management Company would not enter this Agreement without the following covenants:

                  11.1.1 During the term of this Agreement, PC shall not establish, operate or provide Infertility Services at a medical office, clinic or other health care facility other than as provided for in this Agreement.

                  11.1.2 During the Term of this Agreement, and for a period of two years from the date it is terminated, PC shall not directly or indirectly own, manage, operate, control, contract with, be associated with or lend its or its shareholders' names to, or maintain any interest whatsoever in any enterprise (i) which provides, distributes, promotes or advertises any type of management or administrative services in competition with Management Company; or (ii) which offers any type of service or product to third parties substantially similar to those offered by Management Company.

                  11.1.3 During the term of this Agreement, and for two years from the date of termination, PC shall not hire, attempt to hire, contract or solicit for hiring or consultancy, any employee of Management Company, or form a corporation, partnership or joint venture or other entity with any such employee, who is currently employed by Management Company or had been employed by Management Company within one (1) year prior to the termination of this Agreement.

         Notwithstanding  anything to the contrary  contained herein, the PC may
         (1) continue the employment of any Professional Employees employed by the PC as of the date of notice of termination of this Agreement, or effective date of termination of this Agreement (whichever is earlier); and (ii) hire, attempt to hire, contract or solicit for hiring or consultancy Sue McGreevy.


                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 INDEPENDENT CONTRACTOR. Management Company and PC are independent contracting parties. In this regard, the parties agree that:

                  12.1.1 The relationship between Management Company and PC is that of an independent supplier of non-medical services and a medical practice, respectively, and, unless otherwise provided herein, nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between Management Company and PC;

                  12.1.2 Neither PC nor Management Company (on behalf of PC) shall seek or accept payment from Medicare or Medicaid for services provided by PC;

                  12.1.3 Notwithstanding the authority granted to Management Company herein, Management Company and PC agree that PC shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practices;

                  12.1.4 Any powers of PC not specifically vested in Management Company by the terms of this Agreement shall remain with PC;

                  12.1.5 PC shall, at all times, be the sole employer of the Physician Employees, the Other Professional Employees and all other professional personnel engaged by PC in connection with the operation of its medical practice at the Facilities, and shall be solely responsible for the payment of all applicable federal, state or local withholding or similar taxes and provision of workers' compensation and disability insurance for such professional personnel;

                  12.1.6 No party shall have the right to participate in any benefits, employment programs or plans sponsored by the other parties on behalf of the other parties' employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans or any profit sharing arrangement;

                  12.1.7 In no event shall any party be liable for the debts or obligations of any other party except as otherwise specifically provided in this Agreement; and

                  12.1.8 Matters involving the internal agreements and finances of PC, including but not limited to the distribution of professional fee income among Physician Employees and Other Professional Employees who are providing professional services to patients of PC, and other employees of PC, disposition of PC property and stock, accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of physicians, decisions and contents of reports to regulatory authorities governing PC and licensing, shall remain the sole responsibility of PC.

         12.2 FORCE MAJEURE. No party shall be liable to the other for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has not control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

         12.3 USE OF NAME OF PC. The name or any statement that may implicitly refer directly or indirectly to PC or impute any affiliation directly or indirectly between Management Company and PC shall not be used in any manner or on behalf of Management Company in any advertising or promotional materials or otherwise without PC's prior written consent. However, Management Company may use P.C's name or address in advertising to the public solely for the purpose of providing directions to the office(s) of PC.

         12.4 EQUITABLE RELIEF. Without limiting other possible remedies available to a non-breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

         12.5 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

         12.6 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that Management Company may assign this Agreement to any subsidiary or affiliate of Management Company without the consent of the other parties. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

         12.7 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

         12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief sought pursuant to
Section 11.4 hereof, shall be determined by binding arbitration in the State of New York, County of New York (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association, New York County, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Section shall be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York, to whose jurisdiction for such purposes PC and Management Company hereby irrevocably consent and submit.

         12.9 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

         12.10 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

         12.11 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

                  If to Management Company:

                           Gerardo Canet, President
                           IntegraMed America, Inc.
                           One Manhattanville Road
                           Purchase, New York 10577-2100

                  With a copy to:

                           Claude E. White, Esq.
                           General Counsel
                           IntegraMed America, Inc.
                           One Manhattanville Road
                           Purchase, New York 10577-2100

                  If to PC:

                           Gabriel San Roman, MD, President
                           MPD Medical Associates, P.C.
                           200 Old Country Road
                           Mineola, New York 11501

                  With a copy to:

                           Charles A. Bilich, Esq.
                           Meltzer, Lippe, Goldstein & Schlissel, P.C.
                           190 Willis Avenue
                           Mineola, New York 11501

Any party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

         12.12 ENTIRE AGREEMENT. This Agreement and all attachments hereto represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

         12.13 NO MEDICAL PRACTICE BY MANAGEMENT COMPANY. Management Company will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize Management Company to engage in the practice of medicine or any other licensed profession.

         12.14    CONFIDENTIAL INFORMATION.

                  12.14.1  During the initial  term and any  renewal  term(s) of this Agreement, the parties may have access to or become acquainted with each others' trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, no party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit or the benefit of any Person any Confidential Information, no matter how or when acquired, of another party. Each party shall cause each of its employees to be advised of the Confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. No party shall photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement.

                  12.14.2 Confidential Information shall not include information which (i) is or becomes known through no fault of a party hereto; (ii) is learned by a party from a third-party legally entitled to disclose such information; or (iii) was already known to a party at the time of disclosure by the disclosing party.

                  12.14.3 In order to minimize any misunderstanding regarding what information is considered to be Confidential Information, Management Company or PC will designate at each others request the specific information which Management Company or PC considers to be Confidential Information.

         12.15    INDEMNIFICATION.

                  12.15.1 Management Company agrees to indemnify and hold harmless PC, its directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by Management Company related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.15.1 shall survive termination of this Agreement.

                  12.15.2 PC agrees to indemnify and hold harmless Management Company, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by PC's related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 12.15.2 shall survive termination of this Agreement.

                  12.15.3  In  the  event  of  any  claims  or  suits  in  which
         Management Company and/or PC and/or their directors, officers, employees and servants are named, each of Management Company and PC for their respective directors, officers, employees agree to cooperate in the defense of such suit or claim; such cooperation shall include, by way of example but not limitation, meeting with defense counsel (to be selected by the respective party hereto), the production of any documents in his/her possession for review, response to subpoenas and the coordination of any individual defense with counsel for the respective parties hereto. The respective party shall, as soon as practicable, deliver to the other copies of any summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon such party, for which such party seeks indemnification hereunder. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason, of this Agreement.

                  12.15.4 Management Company will defend, indemnify and hold harmless the PC against and in respect of (i) any and all debts, liabilities and obligations of the PC accruing prior to the Effective Financial Date ["Prior PC Liabilities"] and (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including fees and expenses of counsel) arising out of such Prior PC Liabilities.

                  12.15.5 Promptly after the receipt by the PC of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 12.15.4 ("asserted liability"), the PC will, demand such indemnification from Management Company and proffer the defense to Management Company. Management Company may thereafter, at its option, assume such defense at its own expense and by its own counsel. Management Company shall provide written notice to the PC, within twenty days, of its assumption or declination of such defense. If Management Company shall undertake to compromise any asserted liability, it shall promptly notify the PC of its intention to do so and the PC agrees to cooperate fully and promptly with Management Company and its counsel in the compromise and defense of any asserted liability. Management Company shall not enter into any non-monetary settlement hereunder without the prior written consent of the PC. Notwithstanding the foregoing, PC shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


INTEGRAMED AMERICA, INC.




By:/s/Gerardo Canet
   ------------------------------
   Gerardo Canet, President & CEO




MPD MEDICAL ASSOCIATES, P.C.




By:/s/Gabriel San Roman
   ------------------------------------
   Gabriel San Roman, M.D., Shareholder



By:/s/Kristen Cain
   -----------------------------
   Kristen Cain, MD, Shareholder

                                   EXHIBIT 3.2


                              OFFICE AND FACILITIES
                   TO BE PROVIDED BY MANAGEMENT COMPANY TO PC



                  200 Old Country Road, Mineola, New York 11501

        2500 Nesconset Highway, Building #19, Stony Brook, New York 11790

                                  EXHIBIT 6.3.2

                               SECURITY AGREEMENT


                                 [See Attached]